Exhibit 3(i)

                     RESTATED ARTICLES OF INCORPORATION
                                     OF
                           STRAWBRIDGE & CLOTHIER


     1ST.  The name of the Corporation is STRAWBRIDGE & CLOTHIER.

     2ND. Said Corporation is formed for the purpose of buying, selling and dealing in merchandise for personal and household use and ornament, and generally such articles of merchandise ordinarily dealt in by department stores, and so far as necessary to carry on said business, the right to manufacture such goods, wares and merchandise.

     3RD. The location and post office address of the registered office of the Corporation in this Commonwealth is

                              801 Market Street
                    Philadelphia, Pennsylvania 19107-3199

     4TH.  Said Corporation is to exist perpetually.

     5TH. The authorized capital stock of the Corporation shall consist of 42,000,000 shares, divided into 2,000,000 shares of Series Preferred Stock without par value, and 40,000,000 shares of Common Stock of a par value of $1 per share.

          A. SERIES PREFERRED STOCK.

          The Board of Directors shall have authority by resolution or resolutions to determine which series of the Series Preferred Stock shall have full, limited, multiple or fractional, or no voting rights and such designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights as shall be stated in the resolution or resolutions.

          B. COMMON STOCK.

          1. SERIES. The Common Stock shall be divided into 20,000,000 shares of Series A Common Stock and 20,000,000 shares of Series B Common Stock. Upon the filing of this amendment to the Articles with the Department of State of the Commonwealth of Pennsylvania, each issued share of Common Stock of the Corporation shall, without any action on the part of the

____________
* This statement relates to the amendment filed and effective on July 23, 1986.

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holders thereof, be reclassified and changed into one share of
Series A Common Stock unless a shareholder shall elect to have all or part of the shares held by the shareholder reclassified and changed into shares of Series B Common Stock in which case each such share shall be reclassified and changed into one share of Series B Common Stock. In order to make the election, such shareholder shall indicate the election on an appropriate form to be furnished by the Corporation for such purpose and shall return the form and surrender to the Corporation the certificate or certificates representing the shares of Common Stock with respect to which the election is made prior to the commencement of the meeting of shareholders of the Corporation held for the purpose of voting upon this amendment.

          2. DIVIDENDS AND OTHER DISTRIBUTIONS.

             (a) Cash Dividends. At any time shares of Series B Common Stock are outstanding, as and when cash dividends may be declared by the Board of Directors, the cash dividend payable on shares of Series A Common Stock shall in all cases be at least 10% higher on a per share basis than the cash dividend payable on shares of Series B Common Stock. For purposes of calculating the cash dividend to be paid on shares of Series A Common Stock and Series B Common Stock, the amount of the cash dividend declared and payable on shares of Series A Common Stock, determined in accordance with this provision, may be rounded up to the next highest cent or fraction thereof.

             (b) Other Dividends and Distributions. Each share of Series A Common Stock and each share of Series B Common Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation other than preferred stock, including distributions pursuant to stock splits or stock dividends, only shares of the Series A Common Stock shall be distributed with respect to Series A Common Stock and only shares of Series B Common Stock shall be distributed with respect to Series B Common Stock.

          3. VOTING.

          With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Common Stock and the holders of the outstanding shares of Series B Common Stock shall vote together without regard to series, and every holder of the outstanding shares of Series A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Series A Common Stock standing in the holder's name and every holder of the outstanding

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shares of Series B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of Series B Common Stock standing in the holder's name. With respect to (a) any merger or consolidation of the Corporation with or into any other corporation, any sale, lease, exchange or other disposition of all or substantially all of the Corporation's assets to or with any other person, or any dissolution of the Corporation, other than a merger or other transaction with a majority-owned subsidiary of the Corporation or (b) any proposed amendment to the Articles which would increase or decrease the number of authorized shares of either Series A Common Stock or Series B Common Stock, authorize the issuance of Series B Common Stock other than as provided in Section 4 hereof, or alter or change the powers, preferences, relative voting power or special rights of the shares of Series A Common Stock or Series B Common Stock, the approval of a majority of the votes entitled to be cast by the holders of each series, voting separately as a series, shall be obtained in addition to the approval of the holders of Series A Common Stock and Series B Common Stock voting together without regard to series as required by the Articles or applicable law.

          4. ISSUANCE OF SERIES B COMMON STOCK.

          Following initial issuance pursuant to Section 1 hereof, the Board of Directors may only issue shares of Series B Common Stock (a) in the form of a distribution pursuant to a stock dividend on or split of the shares of Series B Common Stock and only to the then holders of the outstanding shares of Series B Common Stock in conjunction with and in the same ratio as a stock dividend on or split of the shares of Series A Common Stock and (b) upon exercise of stock options outstanding on the effective date of this amendment.

          5. CONVERSION OF SERIES B COMMON STOCK.

          Each share of Series B Common Stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of Series A Common Stock. Any holder of shares of Series B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Series B Common Stock to be converted to the agent for the registration of transfer of shares of Series B Common Stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the

____________
* This statement relates to the amendment filed and effective on July 23, 1986.

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Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or the holder's duly authorized attorney. The issuance of a certificate for shares of Series A Common Stock upon conversion of shares of Series B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Series B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate representing shares of Series B Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of shares of Series A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Series B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Series B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate representing shares of Series A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Series A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Series B Common Stock; provided, however, that if any shares of Series B Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Series B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of Series A Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of Series B Common Stock, such number of shares of Series A Common Stock as may be issuable upon the conversion of all such outstanding shares of the Series B Common Stock, provided that the Corporation may deliver shares of Series A Common Stock held in the treasury of the Corporation. If any shares of Series A Common Stock require registration with

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or approval of any governmental authority under any federal or state law before such shares of Series A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be.

          6. TRANSFER OF SERIES B COMMON STOCK.

             (a) No person holding shares of Series B Common Stock of record (a "Series B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Series B Common Stock, as Series B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee and upon any attempted transfer of shares not permitted hereunder such shares shall be converted into Series A Common Stock as provided by subsection (d) of this Section 6. A "Permitted Transferee" shall mean, with respect to each person from time to time shown as the record holder of shares of Series B Common Stock:

                         (i)  In the case of a Series B Holder
                    who is a natural person:

                              (A)  The spouse of such Series B
                         Holder, any lineal descendant of a great grandparent of such Series B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Series B Holder, and his or her spouse are herein collectively referred to as "Series B Holder's Family Members");

                              (B)  The trustee of a trust
                         (including a voting trust) principally
                         for the benefit of such Series B
                         Holder's Family Members provided that
                         such trust may also grant a general or
                         special power of appointment to one or
                         more of such Series B Holder's Family
                         Members and may permit trust assets to
                         be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Series B Holder's Family Members payable by reason of the death of any of such Family Members; and

                              (C)  The estate of such Series B
                         Holder.

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                         (ii)  In the case of a Series B Holder
                    holding the shares of Series B Common Stock in question as trustee pursuant to a trust, "Permitted Transferee" means (A) any person transferring Series B Common Stock (or Common Stock which was reclassified into Series B Common Stock as a result of this amendment) to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

                         (iii)  In the case of a Series B Holder
                    holding the shares of Series B Common Stock in question as trustee pursuant to a trust which was irrevocable on the effective date of this amendment, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause
                    (i) above.

                         (iv)  In the case of a Series B Holder
                    which is a corporation or partnership
                    acquiring record and beneficial ownership of the shares of Series B Common Stock upon initial issuance pursuant to Section 1 hereof, "Permitted Transferee" means (A) any stockholder of such corporation or partner of such partnership on the effective date of this amendment and (B) any Permitted Transferee of such stockholder or partner determined under clause (i) above.

                         (v)  In the case of a Series B Holder
                    which is the estate of a deceased Series B
                    Holder, or which is the estate of a bankrupt or insolvent Series B Holder, which holds record and beneficial ownership of the shares of Series B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Series B Holder as determined pursuant to clause (i), (ii), (iii), or (iv) above, as the case may be.

____________
* This statement relates to the amendment filed and effective on July 23, 1986.

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                         (vi)  In the case of a Series B Holder
                    who shares with another person beneficial ownership of the shares of Series B Common Stock at the time of initial issuance pursuant to Section 1 hereof, "Permitted Transferee" means such other beneficial owner and any Permitted Transferee of such other beneficial owner determined under clause (i) above.

                    (b) Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder's shares of Series B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Common Stock, as the pledgee may elect.

                    (c)  For purposes of this Section 6:

                         (i)  The relationship of any person that
                    is derived by or through legal adoption shall be considered a natural one.

                         (ii)  Each joint owner of shares of
                    Series B Common Stock shall be considered a "Series B Holder" of such shares.

                         (iii)  A minor for whom shares of Series
                    B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares.

                         (iv)  Unless otherwise specified, the
                    term "person" means both natural persons and legal entities.

                    (d)  Any transfer of shares of Series B
Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Series B Common Stock into shares of Series A Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Series B Common Stock on the Corporation's books, require the furnishing of such affidavits or

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

other proof as it deems necessary to establish that any person is the beneficial owner of shares of Series B Common Stock or is a Permitted Transferee.

                    (e) Shares of Series B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Series B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the disposition of such shares. The Corporation shall note on the certificates for shares of Series B Common Stock the restrictions on transfer and registration of transfer imposed by this Section 6.

          7. AUTOMATIC CONVERSION OF SERIES B COMMON STOCK.

          At any time when the number of outstanding shares of Series B Common Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of Series A Common Stock and Series B Common Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Series B Common Stock approve the conversion of all of the Series B Common Stock into Series A Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Series B Common Stock shall be converted into shares of Series A Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Series B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Common Stock.

          8. OTHER RIGHTS.

          Except as otherwise required by the Pennsylvania
Business Corporation Law or as otherwise provided in the Articles, each share of Series A Common Stock and each share of Series B Common Stock shall have identical preferences, qualifications, privileges, limitations and other rights, including rights in liquidation.

     6TH. The shareholders of the Corporation shall not be entitled to cumulate their votes for the election of directors.

     7TH. A special meeting of shareholders may only be called by the Chairman, the President, the Board of Directors, or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting or by such other officers or persons as may be provided in the By-laws.

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     8TH.**  Whenever any corporate action is to be taken by vote of the shareholders adopting, amending or repealing the By-laws, or pursuant to Section 311 (Sale of Assets), Section 405A
(Removal of Directors), Section 409.1C (Transactions with Interested Shareholders), Section 703 (Distributions in Partial Liquidation) or Articles VIII (Amendment of Articles), IX
(Merger, Consolidation and Certain Other Fundamental
Transactions) or XI (Dissolution) of the Pennsylvania Business Corporation Law or any successor provisions thereto, in addition to any other vote required by the Pennsylvania Business Corporation Law or the Articles, the proposed corporate action shall be authorized only (i) upon receiving at least two-thirds of the votes which all voting shareholders are entitled to cast thereon or (ii) in the event that the corporate action has been proposed by a majority of the Board of Directors, upon receiving at least a majority of the votes which all voting shareholders are entitled to cast thereon.

     9TH. Effective after the 1984 annual meeting of shareholders, nominations for election of directors may be made by any shareholder entitled to vote for the election of directors only if written notice (the "Notice") of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the Corporation in the manner and within the time specified herein. The Notice shall be delivered to the Secretary of the Corporation not less than 45 days prior to the date fixed by the By-laws for the annual meeting of shareholders; provided, however, that if directors are to be elected by the shareholders at any other time, the Notice shall be delivered to the Secretary of the Corporation not later than the seventh day following the day on which notice of the meeting was first mailed to shareholders. In lieu of delivery to the Secretary of the Corporation, the Notice may be mailed to the Secretary of the Corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Corporation.

          The Notice shall be in writing and shall contain or be accompanied by;

               (a)  the name and residence of such shareholder;

               (b) a representation that the shareholder is a holder of the Corporation's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

____________
** Paragraph 8th was approved by shareholders on April 10, 1984.

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               (c)  such information regarding each nominee as
          would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation;

               (d)  a description of all arrangements or
          understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder; and

               (e)  the consent of each nominee to serve as
          director of the Corporation if so elected.

          The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded.

     10TH.*** Section 1. Directors and Officers as Fiduciaries. A director or officer of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person, or a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or

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officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the Corporation or any failure to take any action shall be presumed to be in the best interests of the Corporation.

          Section 2. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Articles, the By-laws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          Section 3. Personal Liability of Officers. An officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Articles, the By-laws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          Section 4. Interpretation of Paragraph. The provisions of Sections 2 and 3 of this Paragraph 10th shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of this Paragraph 10th have been adopted pursuant to the authority of sections 204A(10) and 801 of the Pennsylvania Business Corporation Law, shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while this Paragraph 10th is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the Corporation, as such, or rights of indemnification by the Corporation to which a director or officer of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, By-law, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as

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a director or officer of the Corporation while this Paragraph
10th is in effect shall be deemed to be doing so in reliance on the provisions of this Paragraph 10th. No amendment to or repeal of this Paragraph 10th, nor the adoption of any provision of these Articles inconsistent with this Paragraph 10th, shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Paragraph 10th, the party or parties challenging the right of a director or officer to the benefits of this Paragraph 10th shall have the burden of proof.

     11TH.**** Article X of the By-laws of the Corporation providing that Section 910 of the Pennsylvania Business
Corporation Law shall not be applicable to the Corporation, is hereby rescinded.

____________
**** Paragraph 11th was approved by shareholders on May 24, 1989.

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